Exhibit 99.1

CCG Investor Relations
Crocker Coulson, President
Tel:   +1-646-213-1915
Email: crocker.coulson@ccgir.com

Orient Paper, Inc.
Winston Yen, CFO
Phone: +1-562-818-3817
Email: info@orientpaperinc.com

Orient Paper, Inc. to Present at Upcoming Rodman & Renshaw Annual Global Investment Conference in New York City

BAODING, Hebei, China – September 6, 2011, Orient Paper, Inc. (AMEX: ONP) (“Orient Paper” or the “Company”), a leading manufacturer and distributor of diversified paper products in northern China, today announced that the Company’s management team will present at the Rodman & Renshaw Annual Global Investment Conference in New York City to be held September 11-13, 2011.

The date, time and location of Orient Paper’s presentation at the conference are as follows:

Date:         Monday, September 12, 2011

Time:         2:25 to 2:50 p.m. Eastern Time

Presenters:     Mr. Winston Yen, Chief Financial Officer

Venue:	Morgan Suite,
The Waldorf Astoria Hotel,
301 Park Avenue,
New York, NY

A copy of Orient Paper's investor presentation will be made available online at: http://www.orientpaperinc.com/corporate-presentation.html

Investors who wish to meet with Orient paper's management may contact Rodman & Renshaw or the Company's IR representative in the U.S., Raymond Campos at +1 (310) 954 1356 or raymond.campos@ccgir.com. For more information about the conference and registration, please visit www.rodm.com/conferences.

About Orient Paper, Inc.

Orient Paper, Inc., through its wholly owned subsidiary, Shengde Holdings, Inc., controls and operates Baoding Shengde Paper Co., Ltd. (“Baoding Shengde”), and Hebei Baoding Orient Paper Milling Co., Ltd (“HBOP”). Founded in 1996, HBOP is engaged in the production and distribution of products such as corrugating medium paper, offset printing paper, and other paper and packaging-related products in China. The Company uses recycled paper as its primary raw material. Baoding Shengde, founded in June 2009 located in Baoding, is engaged in the production and distribution of digital photo paper. As one of the largest paper producers in Hebei Province, China, HBOP is strategically located in Baoding, a city in close proximity to Beijing where the majority of publishing houses are based. Orient Paper is led by an experienced management team committed to diversifying the Company's product offering and delivering tailored services to its customers. For more information, please visit http://www.orientpaperinc.com.